Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 30, 2008, by and among by and among Ecolab Inc., a Delaware corporation (the "Investor") and Linkwell Corporation, a Florida corporation, ("Linkwell").

PRELIMINARY STATEMENT

A. In connection with the Stock Purchase Agreement dated February 15, 2008 (the “Stock Purchase Agreement”) by and among the parties hereto and Linkwell Tech Group, Inc., a Florida corporation (“Linkwell Tech”), Linkwell Tech has agreed, upon the terms and subject to the conditions of the Stock Purchase Agreement, to issue and sell to the Investor shares of Linkwell Tech’s common stock.

B. On or about the date hereof, the Investor, Linkwell and Linkwell Tech have entered into a Stockholders Agreement (the “Stockholders Agreement”) pursuant to which, in certain circumstances, the Investor could require Linkwell to purchase the Investor’s shares of common stock in Linkwell Tech and Linkwell could satisfy the purchase price therefor by the issuance of shares of common stock in the capital of Linkwell.

C. Linkwell has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Linkwell and the Investor hereby agree as follows:

1.	DEFINITIONS.

(a) Capitalized terms used but not defined in this Agreement shall have the meaning given to them in the Stockholders Agreement.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Common Stock” means shares of common stock in the capital of Linkwell.

“Delay Payment Rate” means (i) during the first two weeks of a Damages Accrual Period, an amount per week (or portion thereof) per share of Common Stock equal to 0.5% of the Fair Market Value of such share, (ii) during the next two weeks of a Damages Accrual Period, an amount per week (or portion thereof) per share of Common Stock equal to 1% of the Fair Market Value of such share, and (iii) during the remainder of a Damages Accrual Period, an amount per week (or portion thereof) per share of Common Stock equal to 2% of the Fair Market Value of such share.

“Fair Market Value” of a share of Common Stock during any particular week means the average of the closing sale price regular way on each day during such week or, if no such sale takes place on a day within such week, the average of the reported closing bid and asked prices, regular way, on each day during such week, in each case on the NASDAQ National Market (“NASDAQ”) or, if the Common Stock is not listed or admitted to trading on the NASDAQ, on the principal national security exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on each day during such week, in each case as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service. The Fair Market Value shall be calculated, as appropriate, by making proportionate adjustments necessary to reflect any stock split, stock combination or stock dividend or similar stock distribution made during the applicable period.

“Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

“Registrable Securities” means the Stock Consideration Shares.

“Registration Delay” means the occurrence of any of (i) a Registration Statement covering all the Registrable Securities is not filed with the SEC on or before the Filing Deadline or is not declared effective by the SEC on or before the Effectiveness Deadline, (ii) a Registration Statement in connection with a Demand Registration covering all of the Registrable Securities required to be covered thereby is not filed with the SEC on or before the deadline described in the last sentence of Section 2(a) or is not declared effective by the SEC on or before the deadline described in the last sentence of Section 2(a), (iii) on any day during the Registration Period (other than during an Allowable Grace Period, as defined in Section 3(g)), any Registrable Security required to be included in such Registration Statement cannot be sold pursuant to such Registration Statement as a matter of law or because Linkwell has failed to perform its obligations under this Agreement within the applicable time period required for such performance (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock), or (iv) a Grace Period (as defined in Section 3(g)) exceeds the length of an Allowable Grace Period.

“Registration Statement” means a registration statement or registration statements of Linkwell filed under the Securities Act covering the Registrable Securities.

2.	REGISTRATION.

(a) Mandatory Registration. If Linkwell elects to pay Stock Consideration Shares for the Put Shares, Linkwell shall prepare, and, as soon as practicable, but in no event later than seventy five (75) days after the date of its receipt of the Put Notice (the “Filing Deadline”), file with the SEC a Registration Statement or Registration Statements (as necessary) on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, Linkwell shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). Linkwell shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as possible, but in no event later than one hundred fifty (150) days after the date of its receipt of the Put Notice (the “Effectiveness Deadline”). If for any reason prior to the expiration of the Registration Period (as hereinafter defined), the Registration Statement required to be filed pursuant to this Section 2(a) ceases to be effective or fails to cover all of the Registrable Securities, the Investor may on one (1) occasion subsequently demand registration pursuant to the terms of and within the time frames set forth in this Section 2(a) by providing written demand registration notice to Linkwell (a “Demand Registration”). The Filing Deadline and Effectiveness Deadline with respect to any Demand Registration will be those dates which are sixty (60) days and one hundred thirty-five (135) days after the date that the Demand Registration notice is delivered to Linkwell.

(b) Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined), the number of shares of Common Stock available for sale under a Registration Statement is insufficient (as that term is used in Section 2(f)) to cover all of the Registrable Securities and Linkwell proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than on Form S-4, Form S-8 or Form S-1 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or to equity securities issuable in connection with stock option or other employee benefit plans approved by the board of directors of Linkwell) Linkwell shall promptly send to the Investor written notice of Linkwell’s intention to file a Registration Statement and of the Investor’s rights under this Section 2(b) and, if within twenty (20) days after receipt of such notice, the Investor shall so request in writing, Linkwell shall include in such Registration Statement all or any part of the Registrable Securities the Investor requests to be registered, subject to the priorities set forth in this Section 2(b) below. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a). If an offering in connection with which the Investor is entitled to registration under this Section 2(b) is an underwritten offering, then if the Investor’s Registrable Securities are included in such Registration Statement the Investor shall, unless otherwise agreed by Linkwell, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. If a registration pursuant to this Section 2(b) is to be an underwritten public offering and the managing underwriter(s) advise Linkwell in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then Linkwell shall include in such registration: (1) first, all securities Linkwell proposes to sell for its own account and (2) second, up to the full number of securities proposed to be registered for the account of the Investor entitled to registration under this Section 2(b).

(c) Legal Counsel. Subject to Section 5 of this Agreement, the Investor shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (“Legal Counsel”). Linkwell shall reasonably cooperate with Legal Counsel in performing Linkwell’s obligations under this Agreement.

(d) Ineligibility for Form S-3. In the event that Form S-3 is not available for any registration of Registrable Securities hereunder, Linkwell shall (i) register the sale of the Registrable Securities on another appropriate form reasonably acceptable to the Investor and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that Linkwell shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(e) Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities which such Registration Statement is required to cover, Linkwell shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the Registrable Securities as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. Linkwell shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

(f) Failure to File, Obtain and Maintain Effectiveness of Registration Statement. If a Registration Delay occurs Linkwell shall pay to the Investor (the “Registration Delay Payments”), as liquidated damages and not as a penalty, and calculated for each share of Common Stock then outstanding that is a Registrable Security, an accruing amount per each such share equal to the Delay Payment Rate for each week (or portion thereof) during the Damages Accrual Period. The Registration Delay Payments shall accrue from the first day of the applicable Registration Delay through the date it is cured (the “Damages Accrual Period”), and shall be payable in cash to the record holders of the Registrable Securities entitled thereto on the last business day of each calendar month. The parties agree that the sole monetary damages payable for a violation of the terms of Section 2(a) shall be such liquidated damages (unless such liquidated damages are disallowed, reduced or not permitted by applicable law). Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement in accordance with applicable law. The parties hereto agree that the liquidated damages provided for in this Section 2(f) constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

3.	RELATED OBLIGATIONS.

At such time as Linkwell is obligated to file a Registration Statement with the SEC pursuant to Section 2(a) or 2(e), Linkwell will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, Linkwell shall have the following obligations:

(a) Linkwell shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). Linkwell shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investor may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (ii) the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term “best efforts” as used in the first sentence of this Section 3(a) shall mean, among other things, that Linkwell shall submit to the SEC, within two (2) business days after Linkwell learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) business days after the submission of such request.

(b) Linkwell shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of Linkwell covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of Linkwell filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Linkwell shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for Linkwell to amend or supplement the Registration Statement.

(c) Linkwell shall (a) permit Legal Counsel to review and comment upon those sections of (i) the Registration Statement which are applicable to the Investor at least five (5) business days prior to its filing with the SEC and (ii) all other Registration Statements and all amendments and supplements to all Registration Statements which are applicable to the Investor (except for Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to the their filing with the SEC and (b) not file any document in a form to which Legal Counsel reasonably objects. Linkwell shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. Linkwell shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to Linkwell or its representatives relating to any Registration Statement, provided the Investor and Legal Counsel keep such correspondence confidential, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. Linkwell shall reasonably cooperate with Legal Counsel in performing Linkwell’s obligations pursuant to this Section 3.

(d) Linkwell shall furnish to the Investor, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of the Registration Statement and any amendment(s) thereto, including financial statements and schedules, and all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(e) Linkwell shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under all other securities or “blue sky” laws of such jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that Linkwell shall not be required in connection therewith or as a condition thereto to (w) make any change in Linkwell’s Certificate of Incorporation or by-laws that Linkwell’s board of directors determines in good faith to be contrary to the best interests of Linkwell and its shareholders, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. Linkwell shall promptly notify Legal Counsel and the Investor of the receipt by Linkwell of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f) As promptly as practicable after becoming aware of such event or development, Linkwell shall notify Legal Counsel and the Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and the Investor. Linkwell shall also promptly notify Legal Counsel and the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of Linkwell’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g) Linkwell shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) At the reasonable request of the Investor and at the Investor’s expense, Linkwell shall use its best efforts to furnish to the Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Investor may reasonably request (i) a letter, dated such date, from Linkwell’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing Linkwell for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investor.

(i) Linkwell shall make available for inspection by (i) the Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investor (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of Linkwell (collectively, the “Records”), which are requested for any purpose reasonably related to the Investor’s rights and/or Linkwell’s obligations under this Agreement, and cause Linkwell’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector which is not a party hereto shall agree in writing prior to obtaining access to any Records, and the Investor hereby agrees, to hold in strict confidence and shall not make any disclosure or use of any Record or other information which Linkwell determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Linkwell shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements with Linkwell with respect thereto, substantially in the form of this Section 3(i). The Investor agrees that it shall, if permitted by applicable law, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Linkwell prior to making any such disclosure and allow Linkwell, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

(j) Linkwell shall hold in confidence and not make any disclosure of information concerning the Investor provided to Linkwell unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, or (v) the Investor consents to the form and content of any such disclosure. Linkwell agrees that it shall, if permitted by applicable law, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor prior to making any such disclosure and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) Linkwell shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by Linkwell are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on The NASDAQ Stock Market. Linkwell shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

(l) Linkwell shall facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request.

(m) Linkwell shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

(n) If requested by the Investor, Linkwell shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment, as necessary, such information as the Investor requests to be included therein relating to the Investor and the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(o) Linkwell shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities within the United States.

(p) Linkwell shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q) Within two (2) business days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the SEC, Linkwell shall deliver, and shall cause legal counsel for Linkwell to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC.

(r) Notwithstanding anything to the contrary in this Section 3, at any time after the applicable Registration Statement has been declared effective by the SEC, Linkwell may delay the disclosure of material non-public information concerning Linkwell the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of Linkwell and its counsel, in the best interest of Linkwell and, in the opinion of counsel to Linkwell, otherwise required (a “Grace Period”); provided, that Linkwell shall promptly (i) notify the Investor in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice Linkwell will not disclose the content of such material non-public information to the Investor) and the date on which the Grace Period will begin, and (ii) notify the Investor in writing of the date on which the Grace Period ends; and, provided further, that no Grace Periods shall exceed thirty (30) consecutive days and during any consecutive three hundred sixty-five (365) day period, such Grace Periods shall not exceed an aggregate of sixty (60) days (an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, Linkwell shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

4.	OBLIGATIONS OF THE INVESTOR.

(a) At least seven (7) days prior to the first anticipated filing date of a Registration Statement, Linkwell shall notify the Investor in writing of the information Linkwell requires from the Investor. It shall be a condition precedent to the obligations of Linkwell to complete the registration pursuant to this Agreement that the Investor shall furnish to Linkwell such information regarding itself and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as Linkwell may reasonably request. If the Investor does not provide Linkwell with the information it has requested pursuant to this Section 4(a) within seven (7) days of being notified by Linkwell of its necessity, then the Filing Deadline and Effectiveness Deadline shall each be extended by (i) if the information is provided prior to the anticipated filing date, the period equal to the number of days (after such seventh (7th) day) until the Investor provided the requested information, and (ii) if the information is provided after the anticipated filing date, the period that is equal to the longer of (A) the period equal to the number of days (after such seventh (7th) day) until the Investor provided the requested information , and (B) 15 days.

(b) The Investor agrees to cooperate with Linkwell as reasonably requested by Linkwell in connection with the preparation and filing of any Registration Statement hereunder.

(c) The Investor agrees that, upon receipt of any notice from Linkwell of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, Linkwell shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Investor in accordance with the terms of the Stock Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from Linkwell of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) As promptly as practicable after becoming aware of such event, the Investor shall notify Linkwell in writing of the happening of any event as a result of which the information provided in writing by the Investor to Linkwell expressly for use in the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.	EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for Linkwell, but excluding underwriting discounts and commissions, shall be paid by Linkwell. Linkwell shall also reimburse the Investor for the reasonable and documented fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement. Linkwell shall pay all of the Investor’s reasonable costs (including fees and disbursements of Legal Counsel) incurred in connection with the successful enforcement of the Investor’s rights under this Agreement. Notwithstanding the foregoing, each seller of Registrable Securities shall pay all fees and disbursements of all counsel (other than the Legal Counsel) retained by such seller and all selling expenses, including, without limitation, all underwriting discounts, selling commissions, transfer taxes and other similar expenses, to the extent required by applicable law.

6.	INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, Linkwell will, and hereby does, indemnify, hold harmless and defend the Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an “Investor Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if Linkwell files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by Linkwell of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(c), Linkwell shall reimburse the Investor and each such controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to Linkwell by such Investor Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by Linkwell pursuant to Section 3(d); (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by Linkwell, if such prospectus was timely made available by Linkwell pursuant to Section 3(d); and (iii) shall not apply to amounts paid in settlement of any Claim, if such settlement is effected without the prior written consent of Linkwell, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

(b) In connection with any Registration Statement, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), Linkwell, each of its directors, each of its officers who signs the Registration Statement, each of Linkwell’s agents or representatives, and each Person, if any, who controls Linkwell within the meaning of the Securities Act or the Exchange Act (each an “Company Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to Linkwell by the Investor specifically for use in connection with such Registration Statement; and, subject to Section 6(d), the Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Company Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c) Promptly after receipt by an Investor Indemnified Person or Company Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Investor Indemnified Person or Company Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Indemnified Person or Linkwell Indemnified Party, as the case may be; provided, however, that an Investor Indemnified Person or Company Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Investor Indemnified Person or Company Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnified Person or Company Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicting interests between such Investor Indemnified Person or Company Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Investor Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investor. Linkwell Indemnified Party or Investor Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to Linkwell Indemnified Party or Investor Indemnified Person which relates to such action or claim. The indemnifying party shall keep Linkwell Indemnified Party or Investor Indemnified Person apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of Linkwell Indemnified Party or Investor Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Indemnified Party or Investor Indemnified Person of a release from all liability in respect of such claim or litigation. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Indemnified Person or Company Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of Linkwell Indemnified Party or Investor Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.	REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of Linkwell to the public without registration (“Rule 144”), Linkwell agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of Linkwell under the Securities Act and the Exchange Act so long as Linkwell remains subject to such requirements (it being understood that nothing herein shall limit Linkwell’s obligations under the Stock Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to the Investor, promptly upon request, (i) a written statement by Linkwell that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (ii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

9.	ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Investor to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Linkwell within a reasonable time after such assignment; (ii) Linkwell is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; and (iii) the transferee or assignee agrees in writing with Linkwell to be bound by all of the provisions contained herein. No transferee of registration rights under this Agreement shall be entitled to include any Registrable Securities on a Registration Statement unless it previously has provided Linkwell the written notice referred to in clause (ii) of the preceding sentence.

10.	AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Linkwell and the Investor.

11.	MISCELLANEOUS.

(a) All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first business day following such transmission if the date of transmission is not a business day) or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

If to Linkwell:

Linkwell Corporation
476 Hutai Branch Road
Baoshan District
Sanghai, China 200436
Fax: (8621) 66501425
Attn: Secretary

with a copy (which will not constitute notice) to:

Burns & Levinson LLP
125 Summer St.
Boston, MA  02110
Fax: (617) 345-3299
Attn: Stephen D. Brook

If to Ecolab:

Ecolab Inc.,
Ecolab Center,
370 Wabasha Street North,
St. Paul, MN 55102-1390
Fax: (651) 293-2573
Attention: General Counsel

with a copy (which will not constitute notice) to:

Baker & McKenzie LLP
One Prudential Plaza, Suite 3500
Chicago, Illinois, 60601
Fax: 312 861 2899
Attention: Edward J. West

(b) Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement.

(c) Waivers and Remedies. The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or in any certificate, instrument or document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective. No extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

(d) Entire Agreement. This Agreement (together with the Stock Purchase Agreement, the Stockholders Agreement and any documents and instruments referred to therein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement.

(e) Assignment and Successors. This Agreement binds and benefits the parties and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section. The rights and obligations of a party hereunder are not assignable without the prior written consent of the other party. Any purported assignment in contravention of the foregoing shall be void and of no effect.

(f) Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

(g) Interpretation. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision.

(h) Governing Law. The internal laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom.

(i) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that, in addition to any other remedy to which they are entitled at law or in equity, the parties are entitled to injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each party expressly waives any requirement that any other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.

(j) Jurisdiction and Service of Process. Any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement must be brought in the courts of the State of Minnesota, County of Ramsey, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Minnesota. Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. Any party to this Agreement may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11(a). Nothing in this Section 11(j), however, affects the right of any party to serve legal process in any other manner permitted by law.

(k) Waiver of Jury Trial. Each of the parties knowingly, voluntarily and irrevocably waives, to the fullest extent permitted by law, all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of any party to this Agreement in negotiation, administration, performance or enforcement of this Agreement.

(l) Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

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The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

Ecolab Inc. By: Phillip J. Mason Name: Phillip J. Mason Title: President, International Sector

Linkwell Corporation By: /s/ Xuelian Bian Name: Xuelian Bian Title: Chairman and CEO

Signature Page to Registration Rights Agreement